Exhibit 23.2 - Consent of William G. Timmins, professional geologist



                                W.G. Timmins Inc.

                           William G. Timmins, P.Eng.
              Ste 1016 - 470 Granville St. Vancouver B.C., V6C 1V5
                                TEL: 604-682-5281
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September 20, 2005

                        CONSENT OF GEOLOGICAL CONSULTANT
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Re: Prospectus of Razor Resources Inc. dated September 20, 2005

We hereby consent to the inclusion and reference of our report dated January 15, 2005, entitled "Geology Report on Mahatta Claim", in the Form SB-2 Registration Statement, and any subsequent amendments, to be filed by Razor Resources Inc. with the United States Securities and Exchange Commission. We concur with the summary of the aforesaid report incorporated into the Prospectus of Razor Resources Inc., and consent to our being named as an expert therein.

Dated the 20th September 2005


W. G. Timmins Inc.


Per /s/ William G. Timmins
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    William G. Timmins, P.Eng.

Per /s/ William G. Timmins
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        William G. Timmins, P.Eng., individually



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                      Geological Consulting and Valuations